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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about May 9, 1994) pertaining to the 1994 Flexible Long Term Incentive Plan of Capstead Mortgage Corporation of our reports dated January 24, 1993, with respect to the consolidated financial statements and schedules of Capstead Mortgage Corporation included in its Annual Report (Form 10-K) as amended by Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


ERNST & YOUNG

Dallas, Texas
May 9, 1994